SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): January 25, 2005

                                ASHLAND INC.
           (Exact name of registrant as specified in its charter)

                                  Kentucky
               (State or other jurisdiction of incorporation)


              1-2918                                         61-0122250
       (Commission File Number)                          (I.R.S. Employer
                                                        Identification No.)


   50 E. RiverCenter Boulevard, Covington, Kentucky          41012-0391
           (Address of principal executive offices)          (Zip Code)


           P.O. Box  391, Covington, Kentucky                41012-0391
                  (Mailing Address)                          (Zip Code)


        Registrant's telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition
---------   ---------------------------------------------

    On January 28, 2005, Ashland Inc. ("Ashland") announced that it has made a revision to its first quarter fiscal 2005 results issued on January 25, 2005. As a result, net income was reduced to $94 million, or $1.28 a share, for the December 2004 quarter rather than the previously reported $101 million, or $1.39 a share. Operating income was reduced to $180 million from $193 million. There is no cash flow impact from this correction of past accounting treatment.

    Subsequent to Ashland's earnings release on January 25, 2005, Ashland was informed by its independent public accounting firm that the major public accounting firms had re-evaluated the appropriateness of historical accounting practices within the industry for certain insurance policies issued through an energy industry mutual insurance consortium. After completing its own review and discussions with its independent accountants, Ashland has concluded, based on this re-evaluation, that accounting standards require a shareholder of a mutual insurance company to record a liability for the estimated effect of past losses of the shareholder group on the individual shareholder's future insurance premiums. As a result, Ashland recorded a liability of approximately $7 million for the estimated effect on its future premiums, which increased the operating loss from corporate activities to $27 million, compared to the previously reported $20 million.

    In addition, Marathon Ashland Petroleum LLC (MAP) recorded a liability of $15 million for the estimated effect on its future premiums, which was included in the earnings Marathon Oil Corporation reported on January 27, 2005. Ashland's 38-percent share of that liability reduced Ashland's equity income from MAP by approximately $6 million. This reduction decreased Ashland's Refining and Marketing operating income to $136 million, compared to the previously reported $142 million.

    Ashland has not yet filed its quarterly report on Form 10-Q for the quarter ended December 31, 2004. Ashland's financial statements in the 10-Q will reflect the revised accounting treatment. No restatement of prior periods was required as the impact on such periods would not have been material.

    A copy of Ashland's January 28, 2005 press release with respect to this matter is attached as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

    The information in this report, being furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits
---------   ---------------------------------

(c)      Exhibits

99.1     Press Release dated January 28, 2005

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               ASHLAND INC.
                                  -------------------------------------------
                                              (Registrant)



Date:  January 28, 2005                   /s/ J. Marvin Quin
                                 --------------------------------------------
                                 Name:     J. Marvin Quin
                                 Title:    Senior Vice President and
                                           Chief Financial Officer

                               EXHIBIT INDEX

99.1     Press Release dated January 28, 2005